An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

VICTORY MARINE HOLDINGS CORP.

100,000,000 SHARES OF COMMON STOCK

Victory Marine Holdings Corp. (“we” or the “Company”) is offering up to 100,000,000 shares of our common stock, $.001 par value, for $0.02 per share, for gross proceeds of up to $2,000,000, before deduction of offering expenses, assuming all shares are sold. The minimum investment established for each investor is $10,000.00, unless such minimum is waived by the Company in its sole discretion, which may be done on a case-by-case basis. For more information regarding the securities being offered, see the section entitled “Securities Being Offered” on page 31. There is no minimum aggregate offering amount and no provision to escrow or return investor funds if any minimum amount of shares is not sold.

Shares offered by the Company will be sold by our directors and executive officers. We may also elect to engage licensed broker-dealers. No sales agents have yet been engaged to sell shares. The Company will not pay for any selling expenses of the Selling Security Holders. All shares will be offered on a “best-efforts” basis.

The sale of shares will begin once the offering statement to which this circular relates is qualified by the Securities and Exchange Commission (“SEC”) and will terminate one year thereafter or once all 100,000,000 shares are sold, whichever occurs first. We expect the offering to commence on the date on which the offering statement of which this offering circular is a part is qualified by the SEC. Notwithstanding, the Company may extend the offering by an additional 90 days or terminate the offering at any time.

Our common stock is not now listed on any national securities exchange or the NASDAQ stock market; however, our stock is quoted on OTC Markets Group, Inc.’s Pink marketplace under the trading symbol “VMHG”. There is currently only a limited market for our securities. There is no guarantee that our securities will ever trade on any listed exchange or be quoted on the OTCQB or OTQX marketplaces.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this offering circular for a discussion of information that should be considered in connection with an investment in our securities.

This offering is being made pursuant to Tier 1 of Regulation A following the Offering Circular disclosure format.

Title of each class of securities to be registered	Amount to be registered [1]	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Commissions and Discounts	Proceeds to Company [2]
Common Stock offered by the Company	100,000,000	$0.02	$2,000,000	$50,000	$1,950,000

(1)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(2)	There are no underwriting fees or commissions currently associated with this offering; however, the Company may engage sales associates after this offering commences. Nonetheless, the Company expects to spend approximately $50,000 in expenses relating to this offering, including legal, accounting, travel, printing and other miscellaneous expenses.

We hereby amend this offering circular on such date or dates as may be necessary to delay our effective date until we will file a further amendment which specifically states that this Offering circular shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Offering circular shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. SEE “RISK FACTORS” ON PAGE 5.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

555 NE 34th Street, Suite 1207 Miami, FL 33137

305-219-4323; www.victoryyachts.com

The date of this Preliminary Offering Circular is June 13, 2023.

Please read this offering circular carefully. It describes our business, our financial condition and results of operations. We have prepared this offering circular so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this offering circular. We have not authorized any other person to provide you with different information. This offering circular is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this offering circular is complete and accurate as of the date on the front cover, but the information may have changed since that date.

1

SUMMARY INFORMATION

This summary provides an overview of selected information contained elsewhere in this offering circular. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this offering circular and review our financial statements contained herein.

The Company

Victory Marine Holdings Corp. (the “Company”) was originally incorporated on November 3, 1954 in the State of Nevada under the name of Triangle Uranium Corporation. On February 5, 1971, the Company changed its name to Triangle Industries Corporation. On November 2, 1972, the Company changed its name to Continental Health Services Corporation. On May 17, 1984, the Company changed its name to Planisol, Inc., and on October 10, 2007, the Company changed its name to China Good Electric, Inc. On March 23, 2018, the Board of Directors of the Company approved the name of the Company was changed to “Victory Marine Holdings Corp.”, which was effective on May 7, 2018.

The Company is currently authorized to issue a total of 1,000,000,000 shares of Common Stock with a par value of $0.001 and 20,000,000 shares of Preferred Stock with a par value of $0.001. Out of the 20,000,000 shares of Preferred Stock, 5,000,000 shares were further designated as Convertible Preferred Series A Stock, each share of which has a conversion ratio of 1:1,000 and is entitled to one thousand votes on any and all matters considered and voted upon by the Corporation's Common Stock. As of April 9, 2021, the Company had 50,678,771 shares of Common Stock and 60,000 shares of Convertible Preferred Series A Stock issued and outstanding.

The Company’s securities are currently quoted on the OTC Markets Group Inc.’s Pink marketplace under the symbol “VMHG”. There is a limited market for the shares included in this offering.

Business Overview

The Company, through its wholly-owned subsidiary, Victory Yacht Sales Corp., is a world class yacht sales, brokerage and consulting firm with a founder that has over 30 years of experience in the boating industry, from building world class offshore center console boats such as Midnight Express, Latitude Powerboats, Apache and Cigarette. The Company has partnered with selective world class yacht and boat manufacturers as Robalo and Chaparral Boats, IMG, Johnson Yachts, Gulf Craft Yachts, Sunreef Luxury Catamarans, Heliothrope Catamarans, ArmaCraft Military Vessels as well as yacht tender’s manufacturer Argos Nautic.

Our business office is located at 555 NE 34th Street, Suite 1207 Miami, FL 33137. Our telephone number is 800-317-2441. We plan to lease approximately 1,500 square feet in Miami, Florida for use of its administrative offices, Sales and marketing staff.

2

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

(a)	the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,500,000,000 (as such amount is indexed for inflation every five years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;
(b)	the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;
(c)	the date on which such issuer has, during the previous three-year period, issued more than $1,500,000,000 in nonconvertible debt; or
(d)	the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’

The Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards and such election is irrevocable if made. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. Please refer to a discussion under “Risk Factors” of the effect on our financial statements of such election.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Going Concern

As of March 31, 2023, the Company had an accumulated deficit of $5,131,420 and working capital deficit of $2,174,132. Management has taken certain action and continues to implement changes designed to improve the Company’s financial results and operating cash flows. The actions involve certain - growing strategies, including - expansion of the business model into new markets. Management believes that these actions will enable the Company to improve future profitability and cash flow in its continuing operations through March 31, 2023. As a result, the financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of the Company’s ability to continue as a going concern.

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Summary of the Offering

Securities Offered	100,000,000 shares of common stock, par value $0.001 (the “Common Stock”) by the Company.

Shares offered by the Company will be sold by our directors and executive officers. We may also elect to engage licensed broker-dealers. No sales agents have yet been engaged to sell shares. All shares will be offered on a “best-efforts” basis. Investors may be publicly solicited provided the “blue sky” regulations in the states in which the Company solicits investors allow such solicitation.

Offering price per Share	$0.02 per share

Number of shares outstanding before the offering of common shares	76,005,756 shares of Common Stock as of the date hereof, and 61,000,000 shares issuable upon exercise or conversion of outstanding warrants and preferred stock as of the date hereof.

Number of shares outstanding after the offering of common shares if all the shares being offered are sold	176,005,756 shares of Common Stock will be issued and outstanding after this offering is completed if all the shares being offered are sold.

Minimum number of shares to be sold in this offering	None.

Minimum investment	The minimum investment established for each investor is $10,000.00, unless such minimum is waived by the Company in its sole discretion, which may be done on a case-by-case basis.

Market for the common shares	There is only a limited public market for the common shares and a broad public market may never develop. The common stock is quoted on OTC Pink, informally known as the “Pink Sheets,” under the symbol VMHG.

Use of proceeds

The Company intends to use the proceeds of this offering for marketing, inventory, merger and or acquisition and for general and administrative purposes. See “Use of Proceeds” section for details.

There is no minimum offering amount and no provision to escrow or return investor funds if any minimum number of shares is not sold. All funds raised by the Company from this offering will be immediately available for the Company’s use.

Termination of the offering	The offering will conclude upon the earlier of the sale of all 100,000,000 shares or one year after the date of this offering circular.

You should rely only upon the information contained in this offering circular. The Company has not authorized anyone to provide you with information, including projections of performance, different from that which is contained in this offering circular. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained in here is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or of any sale of the common stock.

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ABOUT THIS CIRCULAR

We have prepared this offering circular to be filed with the SEC for our offering of securities. The offering circular includes exhibits that provide more detailed descriptions of the matters discussed in this circular. You should rely only on the information contained in this circular and its exhibits. We have not authorized any person to provide you with any information different from that contained in this circular. The information contained in this circular is complete and accurate only as of the date of this circular, regardless of the time of delivery of this circular or sale of our shares. This circular contains summaries of certain other documents, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto. All documents relating to this offering and related documents and agreements, if readily available to us, will be made available to a prospective investor or its representatives upon request.

INDUSTRY AND MARKET DATA

The industry and market data used throughout this circular have been obtained from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. We believe that each of these studies and publications is reliable. We have not engaged any person or entity to provide us with industry or market data.

TAX CONSIDERATIONS

No information contained herein, nor in any prior, contemporaneous or subsequent communication should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department.

RISK FACTORS

Please consider the following risk factors and other information in this offering circular relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this offering circular before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed and you may lose all or part of your investment.

The Company considers the following to be all known material risks to an investor regarding this offering. The Company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

5

RISKS RELATED TO OUR BUSINESS

General economic conditions, particularly in the United States, affect our industry, demand for our products, and our business and results of operations.

Demand for new recreational powerboats has been significantly influenced in the recent past by weak economic conditions, low consumer confidence and high unemployment and increased market volatility worldwide, especially in the United States. In times of economic uncertainty and contraction, consumers tend to have less discretionary income and defer or avoid expenditures for discretionary items, such as our products. Sales of our products are highly sensitive to personal discretionary spending levels, and our success depends on general economic conditions and overall consumer confidence and personal income levels. Any deterioration in general economic conditions that diminishes consumer confidence or discretionary income may reduce our sales and adversely affect our business, financial condition and results of operations. We cannot predict the duration or strength of an economic recovery, either in the United States or in the specific markets where we sell our products.

Consumers often finance purchases of our products and accordingly, consumer credit market conditions also influence demand for our boats. As a result of the U.S. recession in the recent past, there are fewer lenders, tighter underwriting and loan approval criteria and greater down payments required than in the past. If credit conditions worsen, and adversely affect the ability of consumers to finance potential purchases at acceptable terms and interest rates, it could result in a decrease in the sales of our products.

Our annual and quarterly financial results are subject to significant fluctuations depending on various factors, many of which are beyond our control.

Our sales and operating results can vary significantly from quarter to quarter and year to year depending on various factors, many of which are beyond our control. These factors include, but are not limited to:

•	seasonal consumer demand for our products;
•	discretionary spending habits;
•	changes in pricing in, or the availability of supply in, the used powerboat market;
•	variations in the timing and volume of our sales;
•	the timing of our expenditures in anticipation of future sales;
•	sales promotions by us and our competitors;
•	changes in competitive and economic conditions generally;
•	consumer preferences and competition for consumers’ leisure time; and
•	changes in the cost or availability of our labor.

As a result, our results of operations may decline quickly and significantly in response to changes in order patterns or rapid decreases in demand for our products. We anticipate that fluctuations in operating results will continue in the future.

In addition to the factors noted above, unfavorable weather conditions may have a material adverse effect on our business, financial condition, and results of operations, especially during the peak boating season.

Adverse weather conditions in any year in any particular geographic region may adversely affect sales in that region, especially during the peak boating season. Sales of our products are generally stronger just before and during spring and summer, which represent the peak boating months in most of our markets, and favorable weather during these months generally has a positive effect on consumer demand. Conversely, unseasonably cool weather, excessive rainfall, reduced rainfall levels, or drought conditions during these periods may close area boating locations or render boating dangerous or inconvenient, thereby generally reducing consumer demand for our products. Our annual results would be materially and adversely affected if our net sales were to fall below expected seasonal levels during these periods. We may also experience more pronounced seasonal fluctuation in net sales in the future as we continue to expand our businesses. Additionally, to the extent that unfavorable weather conditions are exacerbated by global climate change or otherwise, our sales may be affected to a greater degree than we have previously experienced. There can be no assurance that weather conditions will not have a material effect on the sales of any of our products.

6

Our limited operating history with our current business lines makes it difficult to evaluate our current and future prospects and may increase the risk associated with your investment.

We have a limited operating history with our current business lines. Consequently, our operations are subject to all the risks inherent in the establishment of new business lines in industries within which we are not necessarily familiar. We have encountered and will continue to encounter risks and difficulties frequently experienced by rapidly growing companies in constantly evolving industries, including the risks described in this prospectus. If we do not address these risks successfully, our business, financial condition, results of operations and prospects will be adversely affected, and the market price of our common stock could decline. As such, any predictions about our future revenue and expenses may not be as accurate as they would be if we had a longer operating history in our current business lines or operated in a more predictable market.

We will need a significant amount of capital to carry out our proposed business plan and, unless we are able to raise sufficient funds or generate sufficient revenues, we may be forced to discontinue our operations.

Currently, we have only $26,345 in cash on hand. We anticipate that such capital will carry the Company for approximately 3 months, at which time the Company will require additional capital, either from this offering, revenues or from alternative sources, which alternative sources may include debt or equity financing on more favorable terms than those offered pursuant to this offering statement. Our ability to obtain the necessary financing to execute our business plan is subject to a number of factors, including general market conditions and investor acceptance of our business plan. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds or generate them through revenues, we will have to significantly reduce our spending, delay or cancel our planned activities or substantially change our current corporate structure. There is no guarantee that we will be able to obtain any funding or that we will have sufficient resources to continue to conduct our operations as projected, any of which could mean that we will be forced to discontinue our operations.

We operate in a highly competitive industry and potential competitors could duplicate our business model.

We are involved in a highly competitive industry where we compete with numerous other companies who offer products and services similar to those we offer. There is no aspect of our business which is protected by patents; we rely on trade secret protection, copyrights, trademarks, and trade names. As a result, potential competitors will likely attempt to duplicate our business model. Some of our potential competitors may have significantly greater resources than we have, which may make it difficult for us to compete. There can be no assurance that we will be able to successfully compete against these other entities.

The impact of the COVID-19 pandemic has had, and is expected to continue to have, an adverse effect on our business and our financial results.

The COVID-19 pandemic has negatively impacted the global economy, disrupted consumer spending and global supply chains and created significant volatility and disruption of financial markets. The COVID-19 pandemic has had and is expected to continue to have an adverse effect on our business and financial performance. The extent of the impact of the COVID-19 pandemic, including our ability to execute our business strategies as planned, will depend on future developments, including the duration and severity of the pandemic, which are highly uncertain and cannot be predicted.

7

RISKS RELATED TO OUR CORPORATE OPERATIONS

We have a limited operating history and may never be profitable.

Since we have a limited operating history, it is difficult for potential investors to evaluate our business. We expect that we will continue to need to raise additional capital in order to fund our operations. There can be no assurance that such additional capital will be available to us on favorable terms or at all. There can be no assurance that we will be profitable.

Our accountant has indicated doubt about our ability to continue as a going concern.

Our accountant has expressed doubt about our ability to continue as a going concern. Our financial statements do not include adjustments that might result from the outcome of this uncertainty. If we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our financial statements have not been audited by a certified public accountant.

Management has prepared the accompanying financial statements. They have not been audited by a certified public accountant. A certified public accountant is required to undertake certain procedures when it audits financial statements. Those audit procedures are designed to ensure the reliability and accuracy of the financial statements and to detect fraud and the potential for fraud in the issuer’s financial reports. Investors will not have the benefit accruing from an independent audit of the financial statements.

No intention to pay dividends.

A return on investment may be limited to the value of our common stock. We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the Board may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of the Board. If we do not pay dividends, our common stock may be less valuable because a return on your investment would only occur if the Company’s stock price appreciates.

We depend on key personnel, including Orlando Hernandez, our Chief Executive Officer, and future members of management, and the loss of services of one or more members of our senior management team, or our inability to attract and retain highly qualified personnel, could adversely affect our business, diminish our investment opportunities and weaken our relationships with lenders, business partners and existing and prospective industry participants, which could negatively affect our financial condition, results of operations, cash flow and trading price of our common stock.

Our success depends on our ability to attract and retain the services of executive officers, senior officers and community managers. There is substantial competition for qualified personnel in the world class yacht sales industry and the loss of our key personnel could have an adverse effect on us. Our continued success and our ability to manage anticipated future growth depend, in large part, upon the efforts of key personnel, particularly Orlando Hernandez, our Chief Executive Officer. The loss of services of Mr. Hernandez or other members of our senior management team which we may hire, or our inability to attract and retain highly qualified personnel, could adversely affect our business, diminish our investment opportunities and weaken our relationships with lenders, business partners and industry participants, which could negatively affect our financial condition, results of operations and cash flow.

8

The ability of stockholders to control our policies and effect a change of control of our company is limited by certain provisions of our Articles of Incorporation and bylaws and by Nevada law.

There are provisions in our Articles of Incorporation and bylaws that may discourage a third party from making a proposal to acquire us, even if some of our stockholders might consider the proposal to be in their best interests. These provisions include the following:

Our Articles of Incorporation authorizes our board of directors to issue shares of preferred stock with such rights, preferences and privileges as determined by the board, and therefore to authorize us to issue such shares of stock. We believe these Articles of Incorporation provisions will provide us with increased flexibility in structuring possible future financings. The additional classes or series will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that our common stockholders otherwise believe to be in their best interests.

In addition, certain provisions of the Nevada General Corporation Law, or the NGCL, may have the effect of impeding a third party from making a proposal to acquire us or of impeding a change of control under circumstances that otherwise could be in the best interests of our stockholders, including:

•	“business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our outstanding voting shares or an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting shares) or an affiliate thereof for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter imposes special appraisal rights and special stockholder voting requirements on these combinations; and

•	“control share” provisions that provide that holders of “control shares” of our company (defined as shares which, when aggregated with other shares controlled by the stockholder, entitle the stockholder to exercise voting power in the election of directors within one of three increasing ranges) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of issued and outstanding “control shares,” subject to certain exceptions) have no voting rights with respect to such shares except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

The NGCL permits our board of directors, without stockholder approval and regardless of what is currently provided in our Articles of Incorporation or bylaws, to implement certain takeover defenses, including adopting a classified board or increasing the vote required to remove a director. Such takeover defenses may have the effect of inhibiting a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change in control of us under the circumstances that otherwise could provide our common stockholders with the opportunity to realize a premium over the then current market price.

In addition, the provisions of our Articles of Incorporation on the removal of directors and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Each item discussed above may delay, deter or prevent a change in control of our company, even if a proposed transaction is at a premium over the then-current market price for our common stock. Further, these provisions may apply in instances where some stockholders consider a transaction beneficial to them. As a result, our stock price may be negatively affected by these provisions.

9

Our board of directors may change our policies without stockholder approval.

Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our board of directors or those committees or officers to whom our board of directors delegates such authority. Our board of directors will also establish the amount of any dividends or other distributions that we may pay to our stockholders. Our board of directors or the committees or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without stockholder vote. Accordingly, our stockholders will not be entitled to approve changes in our policies, and, while not intending to do so, may adopt policies that may have a material adverse effect on our financial condition and results of operations.

Our rights and the rights of our stockholders to take action against our directors and officers are limited, which could limit your recourse in the event of actions that you do not believe are in your best interests.

Nevada law provides that a director has no liability in that capacity if he or she satisfies his or her duties to us and our stockholders. Upon completion of this offering, as permitted by the NGCL, our Articles of Incorporation will limit the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

In addition, our Articles of Incorporation will authorize us to obligate us, and our bylaws will require us, to indemnify our directors for actions taken by them in those capacities to the maximum extent permitted by Nevada law. Our Articles of Incorporation and bylaws also authorize us to indemnify these officers for actions taken by them in those capacities to the maximum extent permitted by Nevada law. As a result, we and our stockholders may have more limited rights against our directors and officers than might otherwise exist. Accordingly, in the event that actions taken in good faith by any of our directors or officers impede the performance of our company, your ability to recover damages from such director or officer will be limited. In addition, we will be obligated to advance the defense costs incurred by our directors and our officers, and may, in the discretion of our board of directors, advance the defense costs incurred by our employees and other agents, in connection with legal proceedings.

Our business could be adversely impacted if there are deficiencies in our disclosure controls and procedures or internal control over financial reporting.

The design and effectiveness of our disclosure controls and procedures and internal control over financial reporting may not prevent all errors, misstatements or misrepresentations. While management will continue to review the effectiveness of our disclosure controls and procedures and internal control over financial reporting, there can be no guarantee that our internal control over financial reporting will be effective in accomplishing all control objectives all of the time. Furthermore, our disclosure controls and procedures and internal control over financial reporting with respect to entities that we do not control or manage may be substantially more limited than those we maintain with respect to the subsidiaries that we have controlled or managed over the course of time. Deficiencies, including any material weakness, in our internal control over financial reporting which may occur in the future could result in misstatements of our results of operations, restatements of our financial statements, a decline in our stock price, or otherwise materially adversely affect our business, reputation, results of operations, financial condition or liquidity.

10

RISKS RELATED TO THIS OFFERING AND THE MARKET FOR OUR COMMON STOCK

The offering price of our shares has been arbitrarily determined.

Our management has determined the number of shares to be offered by the Company, and the price at which those shares are to be offered. The price of the shares we are offering was arbitrarily determined based upon the current market value, illiquidity and volatility of our common stock, our current financial condition and the prospects for our future cash flows and earnings, and market and economic conditions at the time of the offering. The offering price for the common stock sold in this offering may be more or less than the fair market value for our common stock.

We may not register or qualify our securities with any state agency pursuant to blue sky regulations.

The holders of our shares of common stock and persons who desire to purchase them in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. We currently do not intend to and may not be able to qualify securities for resale in states which require shares to be qualified before they can be resold by our shareholders.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds and may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

There has been only a limited public market for our common stock and an active trading market for our common stock may not develop following this offering.

There has not been any broad public market for our common stock, and an active trading market may not develop or be sustained. Shares of our common stock may not be able to be resold at or above the initial public offering price. The initial public offering price of our common stock has been determined arbitrarily by management without regard to earnings, book value, or other traditional indication of value. Our common stock may trade below the initial public offering price following the completion of this offering. The market value of our common stock could be substantially affected by general market conditions, including the extent to which a secondary market develops for our common stock following the completion of this offering, the extent of institutional investor interest in us, the general reputation of companies in the world class yacht sales industry and the attractiveness of their equity securities in comparison to other equity securities, our financial performance and general stock and bond market conditions.

Investors may have difficulty in reselling their shares due to the lack of market.

Our common stock is not currently traded on any exchange, but is quoted on OTC Markets Pink marketplace under the trading symbol “VMHG”. There is a limited trading market for our common stock. There is no guarantee that any significant market for our securities will ever develop. Further, the state securities laws may make it difficult or impossible to resell our shares in certain states. Accordingly, our securities should be considered highly illiquid.

The market price and trading volume of our common stock may be volatile following this offering.

Even if an active trading market develops for our common stock, the trading price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the trading price of our common stock declines significantly, you may be unable to resell your shares at or above the public offering price.

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Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

•	actual or anticipated variations in our quarterly operating results or dividends;
•	changes in our funds from operations or income estimates;
•	publication of research reports about us or the world class yacht sales estate industry;
•	changes in market valuations of similar companies;
•	adverse market reaction to any additional debt we incur in the future;
•	additions or departures of key management personnel;
•	actions by institutional stockholders;
•	speculation in the press or investment community;
•	the realization of any of the other risk factors presented in this offering circular;
•	the extent of investor interest in our securities;
•	investor confidence in the stock and bond markets, generally;
•	changes in tax laws;
•	future equity issuances;
•	failure to meet income estimates; and
•	general market and economic conditions.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have an adverse effect on our financial condition, results of operations, cash flow and trading price of our common stock.

There could be volatility in our share price due to shares held by only a few people.

A small number of stockholders own a significant portion of our public float. As of the date of this offering circular, a limited number (less than 5) of people beneficially own and control a significant portion of the public float of the Company, consisting of more than 10 million shares. The Company has no control over the decisions of any of these stockholders to retain ownership of their shares. The trading price of the Company’s common stock could be adversely affected or be subject to volatility if one or more of these stockholders should determine to sell their shares.

Furthermore, the Company has outstanding 60,000 shares of Series A Convertible Preferred Stock. If all of the Series A Convertible Preferred Stock is converted at the current conversion rate, an additional 60,000,000 shares of common stock could be issued to the holders thereof. On September 15, 2017, the Company issued its creditor a 18.5% promissory note in the principal amount of $67,500 (“Note A”) to settle the account payable as of September 15, 2017 in the amount of $67,500. The Note A was due on March 14, 2018 and bears the interest at a rate of 18.5% per annum. According to Note A, both principal and accrued interest should be converted into shares of Common Stock of the Company at 75% discount to the closing bid price on the day immediately prior to the conversion date. On January 26, 2021, the Note A Holder entered into a debt purchase agreement with Note A Holder and transferred the principal of $67,500 and all associated interest in exchange for a total cash payment of $2,500. At March 31, 2023, the carrying value of the Note A was $67,500 and the debt discount was amortized in full. The Company recorded default interest expenses related to the Note A in the amount of $3,079 for the three months ended March 31, 2023, and the accrued interest payable of $69,211 as of March 31, 2023. On March 27, 2020, the Company issued an unrelated third party (“Consultant”) a 15% promissory note in principal amount of $35,000 with 18% default charge (the “Note E”) for financial services rendered. The Note B is due on March 31, 2021 and bears interest at a rate of 15% per annum. According to the Note B, the Consultant, at his options, is entitled to convert all or any portion of the accrued interest and unpaid principal balance of the Note B into the shares of the common stock of the Company at a conversion price of 50% of the lowest trading price for the last twenty (20) trading days immediately prior to but not including the Conversion Date. Since the conversion price is lower than Company’s stock price, the Company determined that the conversion features contained in the Note B should carry beneficial conversion feature instead of derivative liabilities. At March 31, 2023, the carrying value of the Note B was $35,000, and the debt discount was amortized in full. The Company recorded interest expense of $1,575 related to the Note B during the three months ended March 31, 2023. The accrued interest was $25,270 as of March 31, 2023. On February 5, 2021, the Company issued an unrelated third party (the “Note Holder”) a 10% semi-annual promissory note (the “LOC Note”), pursuant to which the Note Holder agreed to invest a total

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amount of up to $250,000 into the Company for working capital with an interest rate of 10% semi-annually, which shall increase to 18% when in default. The LOC Note is convertible at the Note Holder’s option into the shares of the common stock of the Company at a conversion price equal to 50% of the lowest trading prices for the twenty (20) trading days immediately prior to but not including the Conversion Date. The Note Holder should be reimbursed for the conversion cost by adding $1,500 for each note conversion effected by the Note Holder. On March 2, 2023, a portion of principal and accrued interest in the LOC Note in the amount of $1,500 and $12,928, respectively, plus $1,500 of conversion fee were converted into 5,688,571 shares of common stock of the Company at the conversion price of $0.0028 per share. On March 23, 2023, a portion of principal and accrued interest in the LOC Note in the amount of $12,020 and $259, respectively, plus $1,500 of conversion fee were converted into 5,990,870 shares of common stock of the Company at the conversion price of $0.0023 per share. At March 31, 2023, the outstanding balances of this LOC Note was $142,980, and the debt discount was amortized in full. The Company recorded interest expense of $6,829 related to the LOC Note during the three months ended March 31, 2023. The accrued interest was $63,167 as of March 31, 2023.

Our shares are considered to be a “Penny Stock,” which impairs trading liquidity.

Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker/dealer practices in connection with transactions in “penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

If you invest in this offering, you will experience immediate dilution.

We expect the initial public offering price of shares of our common stock to be higher than the pro forma net tangible book value per share of our outstanding shares of common stock. Accordingly, if you purchase shares of common stock in this offering, you will experience immediate dilution of approximately $0.73 in the pro forma net tangible book value per share of common stock. This means that investors who purchase shares of common stock will pay a price per share that exceeds the pro forma net tangible book value of our assets after subtracting our liabilities.

Future issuances of debt securities and equity securities may negatively affect the market price of shares of our common stock and, in the case of equity securities, may be dilutive to existing stockholders.

In the future, we may issue debt or equity securities or incur other financial obligations, including stock dividends and shares that may be issued in exchange for common units and equity plan shares/units. Upon liquidation, holders of our debt securities and other loans and preferred stock will receive a distribution of our available assets before common stockholders. We are not required to offer any such additional debt or equity securities to existing stockholders on a preemptive basis. Therefore, additional common stock issuances, directly or through convertible or exchangeable securities (including common units and convertible preferred units), warrants or options, will dilute the holdings of our existing common stockholders and such issuances or the perception of such issuances may reduce the market price of shares of our common stock. Any convertible preferred units would have, and any series or class of our preferred stock would likely have, a preference on distribution payments, periodically or upon liquidation, which could eliminate or otherwise limit our ability to make distributions to common stockholders.

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As an “Emerging Growth Company” any decision to comply with the reduced disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

•	In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards.

Our status as an “Emerging Growth Company” under the JOBS Act of 2012 may make it more difficult to raise capital.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We will not have reporting obligations under Sections 14 or 16 of the Securities Exchange Act of 1934, nor will any shareholders have reporting requirements of Regulation 13D or 13G, nor Regulation 14D.

So long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directs, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) offering statement, and periodic reports we file there under.

Our reporting obligation to file reports following this offering will be suspended if, on the first day of any fiscal year (other than a fiscal year in which the offering statement under the Securities Act has been qualified), we have fewer than 300 shareholders of record and we file Form 1-Z with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. Our common shares are not registered under the Securities Exchange Act of 1934, as amended, and we do not intend to register our common shares under the Exchange Act for the foreseeable future, provided that, we will register our common shares under the Exchange Act if we have, after the last day of our fiscal year, more than either (i) 2000 persons; or (ii) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

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Further, as long as our common shares are not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the Securities and Exchange Commission a proxy statement and form of proxy complying with the proxy rules.

In addition, so long as our common shares are not registered under the Exchange Act, our Company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which requires the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than five (5%) of the class.

The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer. A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company’s common stock for a limited period of time. This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on shareholders tendering a fixed number of their shares.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information contained in this Offering Circular includes forward-looking statements. The statements herein which are not historical reflect our current expectations and projections about the Company’s future results, performance, liquidity, financial condition, prospects and opportunities and are based upon information currently available to the Company and its management and management’s interpretation of what is believed to be significant factors affecting the business, including many assumptions regarding future events. Such forward-looking statements include statements regarding, among other things:

•	general volatility of the capital and credit markets and the market price of our common stock;
•	exposure to litigation or other claims;
•	loss of key personnel;
•	the risk that we may experience future net losses;
•	risks associated with breaches of our data security;
•	failure to obtain necessary outside financing on favorable terms, or at all;
•	risks associated with future sales of our common stock by existing shareholders or the perception that they intend to sell substantially all of the shares of our common stock that they hold;
•	risks associated with the market for our common stock; or
•	any of the other risks included in this offering circular, including those set forth under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Our Business.”

Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “will,” “shall,” “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” or “project” or the negative of these words or other variations on these words or comparable terminology. Actual results, performance, liquidity, financial condition, prospects and opportunities could differ materially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties and other factors, including the ability to raise sufficient capital to continue the Company’s operations. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Offering Circular generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Registration Statement will in fact occur.

Prospective investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

The specific discussions herein about the Company include financial projections and future estimates and expectations about the Company’s business. The projections, estimates and expectations are presented in this Offering Circular only as a guide about future possibilities and do not represent actual amounts or assured events. All the projections and estimates are based exclusively on the officers of the Company’s own assessment of its business, the industry in which it works and the economy at large and other operational factors, including capital resources and liquidity, financial condition, fulfillment of contracts and opportunities. The actual results may differ significantly from the projections.

Prospective investors should not make an investment decision based solely on the Company’s projections, estimates or expectations.

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USE OF PROCEEDS

The following table illustrates the amount of net proceeds to be received by the Company on the sale of shares by the Company and the intended uses of such proceeds, in descending order, over an approximate 12 month period.

Capital Sources and Uses
	100%	75%	50%	25%
Gross Offering Proceeds	$2,000,000	1,500,000	1,000,000	500,000

Use of Proceeds:
Inventory (1)	$700,000	500,000	300,000	100,000
Marketing, Public Relations, and Investment Relations (2)	$100,000	100,000	100,000	100,000
Research and Development (3)	$40,000	40,000	40,000	40,000
Acquisition (4)	$1,000,000	700,000	500,000	200,000
Offering Expenses (5)	$10,000	10,000	10,000	10,000
Working Capital Reserves(6)	$150,000	150,000	50,000	50,000

(1)	Assuming a fully funded offering, the Company intends to acquire additional inventory.

(2)	The Company expects to spend offering proceeds on increase market share in boating industry, and on Public Relations events to increase brand awareness.

(3)	The Company expects to spend offering proceeds on researching and developing new technique in boating industry.

(4)	We intend to acquire interests in companies with accretive value. Such acquisitions may be for all cash or in combination with securities of the Company.

(5)	There are no underwriting fees or commissions currently associated with this offering; however, the Company may engage sales associates after this offering commences. Nonetheless, the Company expects to spend approximately $50,000 in expenses relating to this offering, including legal, accounting, travel, printing and other miscellaneous expenses.

(6)	The Company will use working capital to pay for miscellaneous and general operating expenses, including the expenses of administrative fees and overhead.

In the event the Company does not sell all shares offered hereby, it intends to reduce the allocation to working capital. Once no proceeds are available for allocation to working capital reserves, the Company intends to proportionately reduce the amount of proceeds allocated to each other category above, which are listed in order of priority.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total offering, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the offering as unanticipated events or opportunities arise.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, any historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

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DESCRIPTION OF BUSINESS AND PLAN OF OPERATION

Corporate History

Victory Marine Holdings Corp., f/k/a China Good Electric Inc. (the “Company”) was incorporated as Triangle Uranium Corporation. On May 17, 1984, the Company changed its name to Planisol, Inc., and on October 10, 2007, the Company changed its name to China Good Electric, Inc. On March 23, 2018, the Board of Directors of the Company approved the name of the Company was changed to “Victory Marine Holdings Corp.”, which was effective on May 7, 2018. The Company’s common shares are quoted on the “Pink Sheets” quotation market under the symbol “VMHG”.

In October 2017, the Board of Directors of the Company approved to issue 60,000 control shares of Convertible Preferred Series A Stock to Mr. Orlando Hernandez, for its services in connection with reorganization of the Company and as consideration for the acquisition of Victory Yacht Sales Corp. Such issuance gave Mr. Hernandez a majority of the then issued and outstanding voting power, or 80%, of the Company, resulting in a change in control of the Company. Mr. Hernandez was also the holder of 100% interest of Victory Yacht Sales Corp., our operating subsidiary organized and exiting under the laws of the State of Florida (“Victory”).

On October 30, 2017, the Company entered into a Plan of Exchange with Victory Yacht Sales Corp., a corporation organized and exiting under the laws of the State of Florida (“Victory”), pursuant to which the Company acquired 100% of the Capital Shares of Victory in exchange for an issuance by the Company of 20,000,000 shares of Common Stock to Victory Shareholders, and/or their assigns. The above issuance gave Victory Shareholders and/or their assigns a 'controlling interest' in the Company representing approximately 57% of the issued and outstanding shares of the Company’s Common Stock. The Company and Victory were hereby reorganized, such that the Company acquired 100% of the Capital Shares of Victory, and Victory became wholly-owned operating subsidiary of the Company.

The transaction has been accounted for as a reverse acquisition and recapitalization of the Company whereby Victory deemed to be the accounting acquirer (legal acquiree) and the Company to be the accounting acquiree (legal acquirer). The accompanying consolidated financial statements are in substance those of Victory, with the assets and liabilities, and revenues and expenses, of the Company being included effective from the date of stock exchange transaction. The Company is deemed to be a continuation of the business of Victory. Accordingly, the accompanying consolidated financial statements include the following:

(1)  The balance sheet consists of the net assets of the accounting acquirer at historical cost and the net assets of the accounting acquiree at historical cost;

(2)   The financial position, results of operations, and cash flows of the accounting acquirer for all periods presented as if the recapitalization had occurred at the beginning of the earliest period presented and the operations of the accounting acquiree from the date of stock exchange transaction.

Business

The Company, through its wholly-owned subsidiary, Victory Yacht Sales Corp., is a world class yacht sales, brokerage and consulting firm with a founder that has over 30 years of experience in the boating industry, from building world class offshore center console boats such as Midnight Express, Latitude Powerboats, Apache and Cigarette. The Company has partnered with selective world class yacht manufacturers as Johnson Yachts, Gulf Craft Yachts, Sunreef Luxury Catamarans, Heliothrope Catamarans, Rovalo, Charral, Jupiter Marine, ArmaCraft Military Vessels as well as yacht tender’s manufacturer Argos Nautic.

The Company’s strategy to increase sales will be to offer substantial a more personalized approach to after sales customer service. Capitalize on improving industry and markets uptrend conditions. Online loan application to expedite pre-approval loan process. Add satellite stores in key markets through the U.S., Central and South America. Adjust to changing customer’s desires. Provide a better lead platform to our in-house broker to maximize in the potential of selling and acquiring more and better quality listings. The following actions will be integrated into the Company’s business plan.

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1.	Raise capital to put us able to execute our business plan.
2.	Manufacturing our own line (Brand) of boats through merger or acquisition or subcontract.
3.	Initiate aggressive online and offline marketing campaigns to build our brand, market awareness and recognition.
4.	Increase sales via increased advertising
5.	Introduce new services into the marketplace
6.	Hire additional key employees to help strengthen the Company
7.	Lease an additional warehouse space for assembly, rigging, warranty claims and deliveries.

 Competition

The Company’s main competitors are Denison Yacht Sales, HMY and MarineMax (NYSE: HZO). All three are larger operations with significant capitalization.

Strengths

Strengths - Internal

•	Passion/vision
•	Industry contacts
•	Service innovation
•	Industry experience
•	Timely competitive services
•	Product performance
•	Current client base
•	Marketing history
•	Client experiences
•	Ability to scale
•	Web site strategy
•	Access to key clients
•	Experienced management team
•	Diversified team

Strengths - External

•	Consumer awareness and acceptance from advertising
•	Market size is large and growing
•	Industry contacts to attract qualified people
•	Steadily increased brand recognition

Weaknesses

•	Sales are in early stage
•	Limited funding for expansion to date
•	General economic factors have restrained explosive growth potential
•	Marketing plan not yet launched

Opportunities

•	Adequate cash infusion would fuel explosive growth potential
•	Largely untapped market is perceived to be ripe
•	U.S.A. market opportunity
•	Opportunity to be in the forefront of providing new revenue streams for a broad range of potential clients.
•	Private label opportunities

Threats

•	Unavailability of funding will significantly limit growth
•	Competition begins offering competitive service and revenue opportunity

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Methods of Competition

Marketing Strategy

•	The Company’s strategy to increase sales will be to offer substantial a more personalized approach to after sales customer service.
•	Capitalize on improving industry and markets uptrend conditions.
•	Online loan application to expedite pre-approval process.
•	Add satellite stores in key markets through the U.S.
•	Adjust to changing customers desires.

Sales Strategy

•	Radio announcements.
•	Add and in-house marketing professional staff in mid-2018 for further expansion efforts throughout the United States.
•	Expand the website to meet international opportunities in different languages.
•	Television commercials directed to the Hispanic consumer in the U.S.
•	Social media consisting of, but not limited to, Instagram, Facebook, LinkedIn and Twitter.
•	Internet sales with search engine optimization.

Employees

The Company has three full time employees, Mr. Hernandez plus 4 licensed yacht brokers.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Critical Accounting Policies and Estimates

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Stock-Based Compensation

The Company accounts for its stock-based compensation in accordance with ASC 718, Compensation — Stock Compensation, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors to be recognized in the financial statements, based on their fair value. The Company measures share-based compensation to consultants in accordance with ASC 505-50, Equity-Based Payments to Non-Employees, and recognizes the fair value of the award over the period the services are rendered or goods are provided.

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DESCRIPTION OF PROPERTY

The principal executive offices of the Company are located in Miami, Florida for use of its administrative offices, Sales and marketing staff, and the Company has a month-to-month arrangement for the use of space.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims against the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock trades on OTC Link under the symbol VMHG. The following table reflects the high and low sales prices for our common stock in the calendar quarters indicated; such prices may not reflect actual transactions or retail markdowns or commissions.

Quarter Ended	High	Low
March 31, 2023	$0.007	$0.0059

December 31, 2022	$0.00073	$0.007
September 30, 2022	$0.008	$0.0075
June 30, 2022	$0.013	$0.013
March 31, 2022	$0.0449	$0.0331

June 30, 2021	$0.04	$0.036
September 30, 2021	$0.078	$0.0569
June 30, 2021	$0.12	$0.105
March 31, 2021	$1.74	$1.06

As of the date of this offering circular, we had approximately 530 record holders of our common stock. We do not have a stock option plan in place and have not granted any stock options at this time.

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DILUTION

Purchasers of our common stock in this offering will experience immediate and substantial dilution of the net tangible book value of their common stock from the initial public offering price, as evidenced below, from the sale of shares by the Company. If you invest in our shares, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our capital stock after this offering. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding. Net tangible book value dilution per share of common stock to new investors represents the difference between the amount per share paid by purchasers in this offering and the as adjusted net tangible book value per share of common stock immediately after completion of this offering.

As of March 31, 2023, the Company had an accumulated deficit of $5,131,420 and working capital deficit of $2,174,132, our net tangible book value was estimated at approximately $(1,430,196), or approximately $(0.0205) per share. After giving effect to our sale of the maximum offering amount of $2,000,000 in securities, assuming $50,000 estimated offering expenses and no other changes since March 31, 2023, our as-adjusted net tangible book value would be approximately $519,804 or $0.003 per share. This amount represents an immediate increase in net tangible book value $0.0235 per share to continuing investors and an immediate dilution in pro forma net tangible book value from $0.0169 per share from the assumed initial public offering price of $0.02 per share of our common stock to new public investors. The following table illustrates this per-share dilution:

Public offering price per share	$0.0200
Net tangible book value per share before this offering	$(0.0205)
Increase in pro forma net tangible book value per share attributable to this offering	$0.0235
Adjusted net tangible book value per share after this offering	$0.0031
Dilution per share to new investors in the offering	$0.0169

The above calculations are based on 69,894,645 common shares issued and outstanding as of March 31, 2023 before adjustments and 169,894,645 common shares to be outstanding after adjustment, assuming the offering is completed and without additional shares issued, assets acquired or liabilities incurred.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes thereto of the Company, as well as the financial statements and the notes thereto of the Company included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

For three months Ended March 31, 2023, and 2022 (Unaudited)

Revenues We had revenues of $0 and $0 for the three months ended March 31, 2023 and 2022, respectively, generated from brokerage sales. We will only recognize revenue when persuasive evidence of an arrangement exists, transfer of title has occurred, or services have been rendered, the selling price is fixed or determinable and collectability is reasonably assured.

Cost of Revenues Cost of revenues included expenses directly related to selling our products. Product delivery and direct labor would be examples of cost of goods sold items. We had cost of revenues of $0 and $1,558 for the three months ended March 31, 2023 and 2022, respectively.

Operating Expenses We had operating expenses of $109,063 and $109,920 for the three months ended March 31, 2023 and 2022, respectively. Operating expenses were relating to our daily operations, including but not limited to legal fees, accounting fees, executive compensation, rent, office supplies and others. There is no material change in operating expenses as of March 31 2023 compared to 2022.

Other Expense We had other expenses of $142,823 and $549,255 for the three months ended March 31, 2023 and 2022, respectively. The decrease in other expense by $406,432, or 74% was due to the decrease in derivative liabilities and interest fees.

Income/Losses We had net loss of $251,886 and $659,175 for the three months ended March 31, 2023 and 2022, respectively. The decreases in net losses as of March 31, 2023 were primarily attributable to the decrease in other expenses.

Impact of Inflation We believe that inflation has had a negligible effect on operations since inception. We believe that we can offset inflationary increases in the cost of operations by increasing sales and improving operating efficiencies.

Liquidity and Capital Resources

Operating Activities

Net cash used in operating activities was $60,181 for three months ended March 31, 2023, compared to the net cash used in operating activities was $77,452 during the three months ended March 31, 2022. The negative cash flow from operation during the three months ended March 31, 2023 was due primarily to net loss of $251,886, plus the increase in accrued expense by $73,132, and the increase in accrued interest payable by $11,483 and decreased in deferred revenue by $27,250. Comparatively, the negative cash flow from operation during the three months ended March 31, 2022 was due primarily to net loss of $659,175, plus the increase in deferred revenue by $15,495, the increase in accrued expense by $16,972, the increase in accrued interest payable by $42,272.

Investing Activities

During the three months ended March 31, 2023 and 2012, there was no cash generated from or used in investing activities.

Financing Activities

During the three months ended March 31, 2023, there was $71,400 generated from financing activities. During the three months ended March 31, 2022, net cash inflows generated from financing activities were $75,000 due to the proceeds from sale of shares.

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We had cash on hand of $26,345 and a working capital deficit of $2,174,132 as of March 31, 2023. On the short-term basis, we will be required to raise a significant amount of additional funds over the next 12 months to sustain operations. On the long-term basis, we will potentially need to raise capital to grow and develop our business. Additionally, we plan to initiate an equity offering under Regulation A during the second quarter of 2021 to attempt to raise additional equity capital. If successful, proceeds from this offering will be used to pay down debts and fund our working capital.

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PLAN OF DISTRIBUTION

We are offering up to 100,000,0000 shares of our common stock on a best efforts basis for $0.02 per share, for a total of up to $2,000,000 in gross offering proceeds, assuming all securities are sold. The minimum investment for any investor is $10,000, unless such minimum is waived by the Company, which may be done in its sole discretion on a case-by-case basis. There is no minimum aggregate offering amount or provision to escrow or return investor funds if any minimum number of shares is not sold, and we may sell significantly fewer shares of common stock than those offered hereby. In fact, there can be no assurances that the Company will sell any or all of the offered shares. All money we receive from the offering will be immediately available to us for the uses set forth in the “Use of Proceeds” section of this offering circular. There will be no refunds.

Our common stock is not now listed on any national securities exchange or the NASDAQ stock market; however, the Company’s common stock is quoted on OTC Markets Pink marketplace. There is currently only a limited market for our securities and there is no guarantee that a more substantial or active trading market will develop in the future. There is also no guarantee that our securities will ever trade on any listed exchange. Accordingly, our shares should be considered highly illiquid, which inhibits investors’ ability to resell their shares.

Upon this circular being qualified by the SEC, the Company may offer and sell shares from time to time until all of the shares registered are sold; however, this offering will terminate one year from the initial qualification date of this circular, unless extended or earlier terminated by the Company. The Company may terminate this offering at any time and may also extend the offering term by 90 days.

Currently, we plan to have our directors and executive officers and directors sell the shares offered hereby on a best-efforts basis. They will receive no discounts or commissions. Our executive officers will deliver this circular to those persons who they believe might have interest in purchasing all or a part of this offering. The Company may generally solicit investors; however, it must abide by the “blue sky” regulations relating to investor solicitation in the states where it will solicit investors. All shares will be offered on a “best efforts” basis.

Our directors and officers will not register as broker-dealers under Section 15 of the Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. The conditions are that:

•	the person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation;

•	the person is not at the time of their participation an associated person of a broker-dealer; and

•	the person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (i) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (ii) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (iii) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1 of the Exchange Act.

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer. They are and will continue to hold their positions as officers or directors following the completion of the offering and have not been during the past 12 months and are currently not brokers or dealers or associated with brokers or dealers. They have not nor will they participate in the sale of securities of any issuer more than once every 12 months.

As of the date of this circular, we have not entered into any arrangements with any selling agents for the sale of the securities; however, we may engage one or more selling agents to sell the securities in the future. If we elect to do so, we will supplement this circular as appropriate.

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All subscription agreements and checks received by the Company for the purchase of shares are irrevocable until accepted or rejected by the Company and should be delivered to the Company as provided in the subscription agreement. A subscription agreement executed by a subscriber is not binding on the Company until it is accepted on our behalf by the Company’s CEO or by specific resolution of our Board of Directors. Any subscription not accepted within 30 days will be automatically deemed rejected. Once accepted, the Company will deliver a stock certificate to a purchaser within five days from request by the purchaser; otherwise purchasers’ shares will be noted and held on the book records of the Company.

In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. We have not yet applied for “blue sky” registration in any state, and there can be no assurance that we will be able to apply, or that our application will be approved and our securities will be registered, in any state in the US. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

Should any fundamental change occur regarding the status of this offering or other matters concerning the Company, we will file an amendment to this circular disclosing such matters.

OTC Markets Considerations

The OTC Markets is separate and distinct from the NASDAQ stock market or other national exchange. NASDAQ has no business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to Nasdaq-listed securities, do not apply to securities quoted on the OTC Markets.

Although the NASDAQ and other national stock markets have rigorous listing standards to ensure the high quality of their issuers, and can delist issuers for not meeting those standards; the OTC Markets has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

Investors may have greater difficulty in getting orders filled than if we were on NASDAQ or other exchanges. Trading activity in general is not conducted as efficiently and effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than for Nasdaq-listed securities.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Directors and Executive Officers

Our directors hold office until their successors are elected and qualified, or until their deaths, resignations or removals. Our officers hold office at the pleasure of our board of directors, or until their deaths, resignations or removals.

Our directors and executive officers, their ages, positions held, and durations of such are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed
Orlando Hernandez	Chief Executive Officer, Secretary, Treasurer and Director	55	October 30, 2017

Business Experience

The following is a brief account of the education and business experience of our directors and executive officers during at least the past five years, indicating their principal occupations and employment during the period, and the name and principal business of the organization in which such occupations or employment were carried on.

Orlando Hernandez, Chief Executive Officer, Secretary, Treasurer and Director

Since May 2017, Mr. Hernandez has been the director and the principal officer of the Company. He is a Licensed and Bonded Yacht Broker and Consultant by the State of Florida., as a Yacht Broker and Consultant. Mr. Hernandez is a seasoned practitioner in the used yacht market and new commissioning.

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between either Mr. Hernandez’s other business interests and his involvement in the Company.

Mr. Hernandez has not been the subject of the following events in the past 10 years:

(1)  He has not been convicted, within ten years before the filing of the offering statement (or five years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor:(i) In connection with the purchase or sale of any security;(ii) Involving the making of any false filing with the Commission; or(iii) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(2)  He is not subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the offering statement, that, at the time of such filing, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:(i) In connection with the purchase or sale of any security;(ii) Involving the making of any false filing with the Commission; or(iii) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(3)  He is not subject to a final order (as defined in Securities Act Rule 261 of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:(i) At the time of the filing of the offering statement, bars the person from:(A) Association with an entity regulated by such commission, authority, agency, or officer;(B) Engaging in the business of securities, insurance or banking; or(C) Engaging in savings association or credit union activities; or(ii) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before such filing of the offering statement;

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(4)  He is not subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 or section 203(e) or (f) of the Investment Advisers Act of 1940 or (f)) that, at the time of the filing of this offering statement:(i) Suspends or revokes such person's registration as a broker, dealer, municipal securities dealer or investment adviser;(ii) Places limitations on the activities, functions or operations of such person; or(iii) Bars such person from being associated with any entity or from participating in the offering of any penny stock;

(5)  He is not subject to any order of the Commission entered within five years before the filing of the offering statement that, at the time of such filing, orders the person to cease and desist from committing or causing a violation or future violation of:(i) Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933, section 10(b) of the Securities Exchange Act of 1934 and 17 CFR 240.10b-5, section 15(c)(1) of the Securities Exchange Act of 1934 and section 206(1) of the Investment Advisers Act of 1940, or any other rule or regulation thereunder; or(ii) Section 5 of the Securities Act of 1933.

(6)  He is not suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(7)  He has not filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or offering statement filed with the Commission that, within five years before the filing of the offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(8)  He is not subject to a United States Postal Service false representation order entered within five years before the filing of the offering statement, or is, at the time of such filing, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers hold their offices until they resign, are removed by the Board, or their successor is elected and qualified.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers and directors for all services rendered in all capacities to us since the beginning of fiscal year 2016 until the date of the offering statement to which this offering circular relates. We do not have a compensation committee and compensation for our directors and officers is determined by our board of directors. We have not approved any stock option plan for the compensation of employees and contractors.

Name and principal position	Fiscal Year	Cash Compensation	Other Compensation	Total Compensation
Orlando Hernandez Chief Executive Officer, Secretary, Treasurer and Director (1)	2022	$300,000	$0	$300,000
	2021	$300,000	$0	$300,000
	2020	$300,000	$0	$300,000

(1)	The Company entered into a five (5) year employment agreement dated September 30, 2019 (the “Employment Agreement”) with Orlando Hernandez. Pursuant to the Employment agreement, Orlando Hernandez will serve as the Company’s President for a period of five years. As compensation for the services rendered hereunder, Orlando Hernandez shall be entitled to an annual salary of $300,000.00.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of March 15, 2021, of our shares of stock by each person known by us to be the beneficial owner of more than 10% of our outstanding voting stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities.

Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. Unless stated otherwise, the business address for these shareholders is 555 NE 34th Street, Suite 1207 Miami, FL 33137.

Common Stock
Name	Number Of Common Shares	Percentage Of Class
Orlando Hernandez	20,000,000	39.46%
Hui Zhang	13,649,997	26.93%
All Officers and Directors as group	20,000,000	39.46%

Preferred Stock
Name	Number Of Series A Preferred Shares	Percentage Of Class
Orlando Hernandez	60,000	100%
All Officers and Directors as group	60,000	100%

Regardless of the success of this offering, our officer and director and current stockholders will continue to own the majority of our common stock after the offering. Since they may continue control the Company after the offering, investors may be unable to change the course of the operations. Thus, the shares we are offering may lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

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TRANSACTIONS WITH RELATED PERSONS

Other than the annual salary of $300,000 to Orlando Hernandez pursuant to his Employment Contract dated September 30, 2019, we do not have any transactions with related persons to report.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with any independent registered public accountant. As mentioned elsewhere herein, our financial statements have not been reviewed by an independent registered public accountant.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this offering circular as having prepared or certified any part of this offering circular or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Verona Firm, PLLC will pass on the validity of the common stock being offered pursuant to this offering circular.

SECURITIES BEING OFFERED

Our Articles of Incorporation provides that we may issue up to 1,000,000,000 shares of common stock, $0.001 par value per share, referred to as common stock, and 20,000,000 shares of preferred stock, $0.001 par value per share. Out of the 20,000,000 shares of Preferred Stock, 5,000,000 shares were further designated as Convertible Preferred Series A Stock, each share of which has a conversion ratio of 1:1,000 and is entitled to one thousand vote on any and all matters considered and voted upon by the Corporation's Common Stock. As of the date of this offering circular, there are 76,005,756 shares of Common Stock and 60,000 shares of Convertible Preferred Series A Stock issued and outstanding. Upon completion of the maximum offering 176,005,756 shares of our common stock will be issued and outstanding and 60,000 shares of Series A Convertible Preferred Stock will remain unchanged.

Under Nevada law, our stockholders generally are not personally liable for our debts and obligations solely as a result of their status as stockholders.

Common Stock

All of the shares of our common stock offered hereby will be duly authorized, validly issued, fully paid and non-assessable and all of the shares of our common stock have equal rights as to earnings, assets, dividends and voting. Subject to the preferential rights of holders of any other class or series of our stock, holders of shares of our common stock are entitled to receive dividends and other distributions on such shares if, as and when authorized by our board of directors out of funds legally available therefor. Shares of our common stock generally have no preemptive, appraisal, preferential exchange, conversion, sinking fund or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our Articles of Incorporation. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time, and our Articles of Incorporation restrictions on the transfer and ownership of our stock.

Except as may otherwise be specified in the terms of any class or series of our common stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as may be provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power. There is no cumulative voting in the election of our directors. Directors are elected by a plurality of all of the votes cast in the election of directors.

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Under Nevada law, a Nevada corporation generally cannot dissolve, amend its Articles of Incorporation, merge, consolidate, sell all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s Articles of Incorporation. Our Articles of Incorporation provides for approval of any of these matters by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on such matters. Nevada law also permits a Nevada corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to an entity if all of the equity interests of the entity are owned, directly or indirectly, by the corporation. Because substantially all of our assets will be held by our operating partnership or its subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.

Preferred Stock

The designation, powers, including voting rights, preferences and any qualifications, limitations, or restrictions of the Preferred Stock will be established from time to time upon the approval by both Directors and Majority Shareholders of Company.

On October 30, 2017, the Company filed a Certificate of Amendment with the State of Nevada to amend its articles for the designation of 5,000,000 shares of Convertible Preferred Series A Stock, $.001 par value, which shall each have the relative rights, privileges, limitations and preferences as set forth below:

Convertible Preferred Series A Stock

(a)	Designation. The series of Preferred Class A Stock created hereby shall be designated the Convertible Series Preferred Class A Stock [the "Preferred Class A Stock"].

(b)	Authorized Shares. The number of authorized shares of Preferred Class A Stock shall be 5,000,000 (five million) shares.

(c)	Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, after setting apart or paying in full the preferential amounts due to Holders of senior capital stock, , if any, the Holders of Preferred Class A Stock and parity capital stock, if any, shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the Holders of junior capital stock, including Common Stock, an amount equal to $.001 per share [the "Liquidation Preference"]. If upon such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the Holders of the Preferred Class A Stock and parity capital stock, if any, shall be insufficient to permit in full the payment of the Liquidation Preference, then all such assets of the Corporation shall be distributed ratably among the Holders of the Preferred Class A Stock and parity capital stock, if any. Neither the consolidation or merger of the Corporation nor the sale, lease or transfer by the Corporation of all or a part of its assets shall be deemed a liquidation, dissolution or winding up of the Corporation for purposes of this Section (c).

(d)	Dividends. The Preferred Class A Stock is not entitled to receive any dividends in any amount during which such shares are outstanding.

(e)	Conversion Rights. Each share of Preferred Class A Stock shall be convertible, at the option of the Holder, into 1,000 (one thousand) fully paid and non-assessable shares of the Corporation's Common Stock. The foregoing conversion calculation shall be hereinafter referred to as the “Conversion Ratio.” The Holder of Convertible Series Preferred Class A Stock shall not be able to convert into any position that would result the Holder to hold more than 9.9% of the class of common stock of the Company.

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a.	Conversion Procedure. Upon written notice to the Holder, the Holder shall effect conversions by surrendering the certificate(s) representing the Preferred Class A Stock to be converted to the Corporation, together with a form of conversion notice satisfactory to the Corporation, which shall be irrevocable. Not later than five [5] business days after the conversion date, the Corporation will deliver to the Holder, (i) a certificate or certificates, which shall be subject to restrictive legends, representing the number of shares of Common Stock being acquired upon the conversion; provided, however, that the Corporation shall not be obligated to issue such certificates until the Preferred Class A Stock is delivered to the Corporation. If the Corporation does not deliver such certificate(s) by the date required under this paragraph (e)(i), the Holder shall be entitled by written notice to the Corporation at any time on or before receipt of such certificate(s), to receive 100 Preferred Class A Stock shares for every week the Corporations fails to deliver Common Stock to the Holder.

b.	Adjustments on Stock Splits, Dividends and Distributions. If the Corporation, at any time while any Preferred Class A Stock is outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock payable in shares of its capital stock [whether payable in shares of its Common Stock or of capital stock of any class], (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue reclassification of shares of Common Stock for any shares of capital stock of the Corporation, the Conversion Ratio shall be adjusted by multiplying the number of shares of Common Stock issuable by a fraction of which the numerator shall be the number of shares of Common Stock of the Corporation outstanding after such event and of which the denominator shall be the number of shares of Common Stock outstanding before such event. Any adjustment made pursuant to this paragraph (e)(iii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. Whenever the Conversion Ratio is adjusted pursuant to this paragraph, the Corporation shall promptly mail to the Holder a notice setting forth the Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

c.	Adjustments on Reclassifications, Consolidations and Mergers. In case of reclassification of the Common Stock, any consolidation or merger of the Corporation with or into another person, the sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then each Holder of Preferred Class A Stock then outstanding shall have the right thereafter to convert such Preferred Class A Stock only into the shares of stock and other securities and property receivable upon or deemed to be held by Holders of Common Stock following such reclassification, consolidation, merger, sale, transferor share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock into which such Preferred Class A Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transferor share exchange would have been entitled. The terms of any such consolidation, merger, sale, transferor share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this paragraph (e)(iv) upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

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d.	Fractional Shares; Issuance Expenses. Upon a conversion of Preferred Class A Stock, the Corporation shall not be required to issue stock certificates representing fractions of shares of Common Stock, but shall issue that number of shares of Common Stock rounded to the nearest whole number. The issuance of certificates for shares of Common Stock on conversion of Preferred Class A Stock shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder, and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(f)	Voting Rights. Except as otherwise expressly provided herein or as required by law, the Holders of shares of Preferred Class A Stock shall be entitled to vote on any and all matters considered and voted upon by the Corporation's Common Stock. The Holders of the Preferred Class A Stock shall be entitled to 1,000 (one thousand) votes per share of Preferred Class A Stock.

(g)	Reservation of Shares of Common Stock. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Preferred Class A Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders of Preferred Class A Stock, such number of shares of Common Stock as shall be issuable upon the conversion of the outstanding Preferred Class A Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all outstanding Preferred Class A Stock, the Corporation will take such corporate action necessary to increase its authorized shares of Common Stock to such number as shall be sufficient for such purpose. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and non-assessable.

Transfer Agent and Registrar

Our transfer agent and registrar for our shares of common stock is Securities Transfer Corporation, Its address is 2901 N. Dallas Parkway, Suite 380, Plano, TX 75093, and its telephone number is (469) 633-0101.

34

SHARES ELIGIBLE FOR FUTURE SALE

General

Upon completion of the formation transactions and this offering, we will have outstanding 169,894,645 shares of our common stock as of March 31, 2023. Of these shares, the shares, 100,000,000 shares, sold in this offering and 69,894,645 currently outstanding registered shares will be freely transferable without restriction or further registration under the Securities Act, subject to the limitations on ownership set forth in our Articles of Incorporation, except for any shares purchased in this offering by our “affiliates,” as that term is defined by Rule 144 under the Securities Act. The remaining 830,105,355 shares of common stock will be “restricted securities” as defined in Rule 144. Restricted securities may be sold in the public market only if the sale is registered under the Securities Act or qualifies for an exemption from registration, including an exemption under Rule 144, as described below.

Prior to this offering, there has been no active public market for our common stock. We can provide no assurance as to: (1) the likelihood that an active market for our shares of common stock will develop; (2) the liquidity of any such market; (3) the ability of the stockholders to sell the shares; or (4) the prices that stockholders may obtain for any of the shares. We cannot make any prediction as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of our common stock (including shares issued upon the exchange of common units in our operating partnership tendered for redemption), or the perception that such sales could occur, may adversely affect prevailing market prices of our common stock. See “Risk Factors—Risks Related to the Market for Our Common Stock”. For a description of certain restrictions on transfers of our shares of common stock held by our stockholders, see “Description of Capital Stock.”

Rule 144

Rule 144(b)(1) provides a safe harbor pursuant to which certain persons may sell shares of our stock that constitute restricted securities without registration under the Securities Act. “Restricted securities” include, among other things, securities acquired directly or indirectly from the issuer, or from an affiliate of the issuer, in a transaction or chain of transactions not involving any public offering. In general, the conditions that must be met for a person to sell shares of our stock pursuant to Rule 144(b)(1) are as follows: (1) the person selling the shares must not be an affiliate of ours at the time of the sale, and must not have been an affiliate of ours during the preceding three months, and (2) either (A) at least one year must have elapsed since the date of acquisition of the restricted securities from us or any of our affiliates or (B) if we satisfy the current public information requirements set forth in Rule 144, at least six months have elapsed since the date of acquisition of the restricted securities from us or any of our affiliates.

Rule 144(b)(2) provides a safe harbor pursuant to which persons who are affiliates of ours may sell shares of our stock, whether restricted securities or not, without registration under the Securities Act if certain conditions are met. In general, the conditions that must be met for a person who is an affiliate of ours (or has been within three months prior to the date of sale) to sell shares of our stock pursuant to Rule 144(b)(2) are as follows (1) at least twelve months must have elapsed since the date of acquisition of the shares of stock from us or any of our affiliates, (2) the seller must comply with volume limitations, manner of sale restrictions and notice requirements and (3) we must satisfy the current public information requirements set forth in Rule 144. In order to comply with the volume limitations, a seller may not sell, in any three month period, more than 1% of the shares of our common stock then outstanding as shown by the most recent report or statement published by us, which will equal approximately 20,000,000 shares immediately after this offering.

35

AVAILABLE INFORMATION

We have filed with the SEC an offering statement on Form 1-A under the Securities Act with respect to the common stock offered hereby. This offering circular, which constitutes part of the offering statement, does not contain all of the information set forth in the offering statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our Company, please review the offering statement, including exhibits, schedules and reports filed as a part thereof. Statements in this offering circular as to the contents of any contract or other document filed as an exhibit to the offering statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the offering statement, each such statement being qualified in all respects by such reference.

A copy of the offering statement and the exhibits and schedules that were filed with the offering statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the offering statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

36

F- 1

VICTORY MARINE HOLDINGS CORP. AND ITS SUBSIDIARY
Consolidated Balance Sheets
As of March 31, 2023 and December 31, 2022
(Unaudited)

	March 31, 2023	December 31, 2022

Assets

Current assets
Cash and cash equivalents	$26,345	$15,126
Total current assets	26,345	15,126

Total assets	$26,345	$15,126

Liabilities and stockholders' deficit

Current liabilities
Accounts payable	$5,500	$5,500
Accrued liabilities and others	19,324	16,146
Interest payable	157,648	159,351
Deferred revenue	66,750	94,000
Accrued officer compensation	890,439	820,486
Loan from related party	71,400	—
Convertible notes payable (net of discount of $0 and $0, respectively)	245,480	259,000
Derivative liabilities	743,936	670,392
Total current liabilities	2,200,477	2,024,875

Total liabilities	2,200,477	2,024,875

Stockholders' deficit
Preferred stock (par value $.001, 20,000,000 shares authorized, of which 60,000 and 60,000 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively)	60	60
Common Stock (par value $.001, 1,000,000,000 shares authorized, of which 69,894,645 and 58,215,204 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively)	69,893	58,214
Additional paid in capital	2,887,335	2,811,511
Accumulated deficit	(5,131,420)	(4,879,534)
Total stockholders' deficit	(2,174,132)	(2,009,749)

Total liabilities and stockholders' deficits	$26,345	$15,126

The accompanying notes are an integral part of theses financial statements.

F- 2

VICTORY MARINE HOLDINGS CORP. AND ITS SUBSIDIARY
Consolidated Statements of Operations
For the Three Months Ended March 31, 2023 and 2022
(Unaudited)

	For the Three Months Ended
	March 31, 2023	March 31, 2022

Revenues
Sales	$—	$—
Cost of sales	—	1,558
Gross profit	—	(1,558)

Operating expenses
Officer compensation	75,000	75,000
Selling, general and administrative expenses	34,063	33,362
Total operating expenses	109,063	108,362
Income (Loss) from operations	(109,063)	(109,920)

Other income (expenses)
Amortization of debt discount	—	(37,228)
Interest expenses, net	(11,482)	(42,272)
Change in derivative liabilities	(131,341)	(469,755)
Total other income (expense), net	(142,823)	(549,255)
Income (loss) before income taxes	(251,886)	(659,175)

Net income (loss)	$(251,886)	$(659,175)

Earnings (loss) per share
Basic	**	**
Dilutive	**	**

Weighted average number of shares outstanding
Basic	60,580,710	53,132,660
Dilutive	60,580,710	53,132,660

** Less than $.01

The accompanying notes are an integral part of theses financial statements.

F- 3

VICTORY MARINE HOLDINGS CORP. AND ITS SUBSIDIARY
Consolidated Statements of Stockholders' Deficit
For the Three Months Ended March 31, 2023 and 2022
(Unaudited)

							Total
	Preferred Stock		Common Stock		Additional	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Paid in Capital	Deficit	Deficit

Balance, December 31, 2021	60,000	$60	52,077,104	$52,076	$2,613,929	$(4,501,720)	$(1,835,655)

Proceeds from REG-A Shares	—	—	1,250,000	1,250	23,750	—	25,000

Net loss for the period ended March 31, 2022	—	—	—	—	—	(659,175)	(659,175)

Balance, March 31, 2022	60,000	$60	53,327,104	$53,326	$2,637,679	$(5,160,895)	$(2,469,830)

Balance, December 31, 2022	60,000	$60	58,215,204	$58,214	$2,811,511	$(4,879,534)	$(2,009,749)

Common stock issued for partial settlements of convertible notes	—	—	11,679,441	11,679	18,028	—	29,707

Reclassification of derivative liability associated with debt conversion	—	—	—	—	57,796	—	57,796

Net loss for the period ended March 31, 2023	—	—	—	—	—	(251,886)	(251,886)

Balance, March 31, 2023	60,000	$60	69,894,645	$69,893	$2,887,335	$(5,131,420)	$(2,174,132)

The accompanying notes are an integral part of theses financial statements.

F- 4

VICTORY MARINE HOLDINGS CORP. AND ITS SUBSIDIARY
Consolidated Statements of Cash Flows
For the Three Months Ended March 31, 2023 and 2022
(Unaudited)

	For the Months Ended
	March 31, 2023	March 31, 2022

Cash flows from operating activities
Net income (loss)	$(251,886)	$(659,175)
Adjustments to reconcile net loss to net cash provided by (used in) operations:
Amortization of debt discount	—	37,229
Common stock issued for services rendered	3,000	—
Change in derivative liabilities	131,340	469,755
Changes in operating assets and liabilities:
Deferred revenue	(27,250)	15,495
Interest payable	11,483	42,272
Accrued liabilities, officer compensation and others	73,132	16,972
Net cash provided by (used in) operating activities	(60,181)	(77,452)

Cash flows from financing activities
Proceeds from REG-A shares	—	25,000
Common stock to be issued	—	50,000
Loan from related party	71,400	—
Net cash provided by (used in) financing activities	71,400	75,000

Net increase (decrease) in cash and cash equivalents	11,219	(2,452)

Cash and cash equivalents,
Beginning of the period	15,126	71,314
End of the period	$26,345	$68,862

Non-cash investing and financing activities:
Stock issued to settle partial accrued interest	$13,187	$—
Stock issued to settle partial convertible notes	$13,520	$—
Derivative liability settled upon conversion	$57,796	$—

The accompanying notes are an integral part of theses financial statements.

F- 5

VICTORY MARINE HOLDINGS CORP. AND SUBSIDIARY

NOTES TO UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2023

NOTE 1 – BASIS OF PRESENTATION

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) under the accrual basis of accounting. All inter-company balances and transactions have been eliminated in consolidation. The Company has adopted a December 31 year end.

NOTE 2 – ORGANIZATION AND BUSINESS BACKGROUND

Victory Marine Holdings Corp. (the “Company”) was incorporated as Triangle Uranium Corporation. On May 17, 1984, the Company changed its name to Planisol, Inc., and on October 10, 2007, the Company changed its name to China Good Electric, Inc. The Company was administratively abandoned and reinstated in September 2017 through a court appointed guardian – Custodian. On March 23, 2018, the Board of Directors of the Company approved the name of the Company was changed to “Victory Marine Holdings Corp.”, which was effective on May 7, 2018. The Company’s common shares are quoted on the “Pink Sheets” quotation market under the symbol “VMHG”.

In October 2017, the Board of Directors of the Company approved to issue 60,000 control shares of Convertible Preferred Series A Stock to Mr. Orlando Hernandez, for its services in connection with reorganization of the Company and as consideration for the acquisition of Victory Yacht Sales Corp. Such issuance gave Mr. Hernandez a majority of the then issued and outstanding voting power, or 80%, of the Company, resulting in a change in control of the Company. Mr. Hernandez was also the holder of 100% interest of Victory Yacht Sales Corp., our operating subsidiary organized and exiting under the laws of the State of Florida (“Victory”).

On October 30, 2017, the Company entered into a Plan of Exchange with Victory Yacht Sales Corp., a corporation organized and exiting under the laws of the State of Florida (“Victory”), pursuant to which the Company acquired 100% of the Capital Shares of Victory in exchange for an issuance by the Company of 20,000,000 shares of Common Stock to Victory Shareholders, and/or their assigns. The above issuance gave Victory Shareholders and/or their assigns a 'controlling interest' in the Company representing approximately 57% of the issued and outstanding shares of the Company’s Common Stock. The Company and Victory were hereby reorganized, such that the Company acquired 100% of the Capital Shares of Victory, and Victory became wholly-owned operating subsidiary of the Company.

The transaction has been accounted for as a reverse acquisition and recapitalization of the Company whereby Victory deemed to be the accounting acquirer (legal acquiree) and the Company to be the accounting acquiree (legal acquirer). The accompanying consolidated financial statements are in substance those of Victory, with the assets and liabilities, and revenues and expenses, of the Company being included effective from the date of stock exchange transaction. The Company is deemed to be a continuation of the business of Victory. Accordingly, the accompanying consolidated financial statements include the following:

(1)	The balance sheet consists of the net assets of the accounting acquirer at historical cost and the net assets of the accounting acquiree at historical cost;

(2)	The financial position, results of operations, and cash flows of the accounting acquirer for all periods presented as if the recapitalization had occurred at the beginning of the earliest period presented and the operations of the accounting acquiree from the date of stock exchange transaction.

F- 6

Victory Marine Holdings Corp., a Nevada corporation, and Victory Yacht Sales Corp., a Florida corporation, are hereinafter referred to as the “Company”.

The Company, through its wholly-owned subsidiary, is a world class yacht sales, brokerage and consulting firm with a founder that has over 25 years of experience in the boating industry, from building world class offshore center console boats such as Midnight Express, Latitude Powerboats, Apache and Cigarette. The Company has partnered with selective world class yacht manufacturers as Johnson Yachts, Mazu Yachts, Sunreef Luxury Catamarans, Heliothrope Catamarans as well as yacht tenders manufacturer Argos Nautic.

NOTE 3 – GOING CONCERN UNCERTAINTIES

These financial statements have been prepared assuming that Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

As of March 31, 2023, the Company had an accumulated deficit of $5,131,420 and working capital deficit of $2,174,132. Management has taken certain action and continues to implement changes designed to improve the Company’s financial results and operating cash flows. The actions involve certain - growing strategies, including - expansion of the business model into new markets. Management believes that these actions will enable the Company to improve future profitability and cash flow in its continuing operations through March 31, 2023. As a result, the financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of the Company’s ability to continue as a going concern.

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying condensed consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying condensed consolidated financial statements and notes.

Use of estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. These accounts and estimates include, but are not limited to, the valuation of accounts receivables, inventories, income taxes and the estimation on useful lives of property, plant and equipment.

Actual results could differ from these estimates.

Basis of consolidation

The condensed consolidated financial statements include the accounts of the Company and its subsidiary, Victory Yacht Sales Corp. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

Cash and cash equivalents

The Company considers all highly liquid investments with original maturities of three months or less as cash equivalents. As of December 31, 2020 the Company had no cash or cash equivalent balances in excess of the federally insured amounts, respectively. The Company’s policy is to invest excess funds in only well capitalized financial institutions.

F- 7

Fixed assets

Fixed assets are carried at cost. Depreciation is computed using the straight-line method of depreciation over the assets estimated useful lives. Maintenance and repairs are charged to expense as incurred; major renewals and improvements are capitalized. When items of fixed assets are sold or retired, the related cost and accumulated depreciation is removed from the accounts and any gain or loss is included in income.

Fair value for financial assets and financial liabilities

The Company measures its financial and non-financial assets and liabilities, as well as makes related disclosures, in accordance with FASB Accounting Standards Codification No. 820, Fair Value Measurement (“ASC 820”), which provides guidance with respect to valuation techniques to be utilized in the determination of fair value of assets and liabilities. Approaches include, (i) the market approach (comparable market prices), (ii) the income approach (present value of future income or cash flow), and (iii) the cost approach (cost to replace the service capacity of an asset or replacement cost). ASC 820 utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1 Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3 Unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one more significant inputs or significant value drivers are unobservable.

Our financial instruments include cash, accounts payable, accrued liabilities, convertible note payable, and derivative liabilities.

The carrying values of the Company’s cash, accounts payable, accrued liabilities approximate their fair value due to their short-term nature.

The Company’s convertible note payable are measured at amortized cost.

The derivative liabilities are stated at their fair value as a level 3 measurement. The Company used the Lattice Bi-nominal Option Pricing Model to determine the fair values of these derivative liabilities. See Note 6 and Note 8 for the Company’s assumptions used in determining the fair value of these financial instruments.

Revenue Recognition

Adoption of ASC Topic 606, "Revenue from Contracts with Customers"

On January 1, 2018, the Company adopted Topic 606 using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018. Results for reporting periods beginning after January 1, 2018 are presented under Topic 606, while prior period amounts are not adjusted and continue to be reported in accordance with our historic accounting under Topic 605.

There was no impact to the opening balance of accumulated deficit or revenues for the three months ended March 31, 2023, as a result of applying Topic 606.

The Company applies a five-step approach in determining the amount and timing of revenue to be recognized: (1) identifying the contract with a customer, (2) identifying the performance obligations in the contract, (3) determining the transaction price, (4) allocating the transaction price to the performance obligations in the contract and (5) recognizing revenue when the performance obligation is satisfied. Substantially all of the Company’s revenue is recognized at the time control of the products transfers to the customer.

F- 8

The Company generates revenue from our subsidiaries primarily on a cash basis for sale of yachts. As allowed by a practical expedient in Topic 606, the entity recognizes revenue in the amount to which the entity has a right to invoice. The term between invoicing and when payment is due is not significant.

Stock based compensation

The Company recognizes compensation costs to employees under FASB Accounting Standards Codification 718 “Compensation - Stock Compensation” (“ASC 718”). Under ASC 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share based compensation arrangements include stock options and warrants. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

In September 2018, the Company adopted ASU No. 2018-07 “Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” These amendments expand the scope of Topic 718, Compensation - Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned

Income taxes

Income taxes are determined in accordance with ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of income in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

For the three months ended March 31, 2023, the Company did not have any interest and penalties associated with tax positions. As of March 31, 2023, the Company did not have any significant unrecognized uncertain tax positions.

Net loss per share

The Company reports earnings (loss) per share in accordance with FASB Accounting Standards Codification 260 “Earnings per Share” (“ASC 260”). This statement requires dual presentation of basic and diluted earnings (loss) with a reconciliation of the numerator and denominator of the earnings (loss) per share computations. Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. If applicable, diluted earnings per share assume the conversion, exercise or issuance of all common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. Therefore, no diluted loss per share

F- 9

figure is presented during the three and nine months ended September 30, 2018. There were no adjustments required to net loss for the periods presented in the computation of basic loss per share.

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Subsequent events

The Company adopted FASB Accounting Standards Codification 855 “Subsequent Events” (“ASC 855”) to establish general standards of accounting for and disclosure of events that occur after the balance sheet date, but before the financial statements are issued or available to be issued.

Recently issued accounting standards

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). This guidance revises the accounting related to leases by requiring lessees to recognize a lease liability and a right-of-use asset for all leases. The new lease guidance also simplifies the accounting for sale and leaseback transactions. This ASU is effective for annual reporting periods beginning after December 15, 2018 and early adoption is permitted. The Company does not believe the guidance will have a material impact on its consolidated financial statements.

In 2016, the FASB issued new guidance on restricted cash on the statement of cash flows. The new guidance requires the classification and presentation of changes in restricted cash and cash equivalents in the statement of cash flows. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning and ending balances shown on the statement of cash flows. The new standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017, with early adoption permitted. The Company early adopted ASU 2016-18 and its adoption did not have a material impact on the Company’s consolidated financial statements.

In July 2017, the FASB issued ASU No. 2017-11, “Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Non-controlling Interests with a Scope Exception”. The ASU was issued to address the complexity associated with

F- 10

applying generally accepted accounting principles (GAAP) for certain financial instruments with characteristics of liabilities and equity. The ASU, among other things, eliminates the need to consider the effects of down round features when analyzing convertible debt, warrants and other financing instruments. As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. The amendments are effective for fiscal years beginning after March 15, 2018, and should be applied retrospectively. Early adoption is permitted, including adoption in an interim period. The Company does not believe the guidance will have a material impact on its consolidated financial statements.

In June 2018, the FASB issued ASU No. 2018-07 “Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” These amendments expand the scope of Topic 718, Compensation - Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services.

Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. The ASU supersedes Subtopic 505-50, Equity - Equity-Based Payments to Nonemployees. The guidance is effective for public companies for fiscal years, and interim fiscal periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted, but no earlier than a company’s adoption date of Topic 606, Revenue from Contracts with Customers. The Company is assessing ASU 2018-07 and does not expect it to have a material impact on its accounting and disclosures.

Other pronouncements issued by the FASB or other authoritative accounting standards groups with future effective dates are either not applicable or are not expected to be significant to the Company’s financial position, results of operations or cash flows.

NOTE 5 – ACCRUED EXPENSES

As of March 31, 2023, the balances of accrued expenses and accrued officer compensation were $19,324, and $890,439 respectively which were due primarily to accrued compensation to its Chief Executive Officer, Mr. Orlando Hernandez. On August 12, 2014, the Company entered into an Employment Agreement with Mr. Hernandez for his contribution and work as the Company’s Chief Executive Officer, pursuant to which, Mr. Hernandez was entitled to receive $10,000 per month up to December 31, 2020.

NOTE 6 – CONVERTIBLE NOTES PAYABLE

Some of the Convertible Notes issued as described below included an anti-dilution provision that allowed for the adjustment of the conversion price. The Company considered the guidance provided by the FASB in “Determining Whether an Instrument Indexed to an Entity’s Own Stock,” the result of which indicates that the instrument is not indexed to the issuer’s own stock. Accordingly, the Company determined that, as the conversion price of the Notes issued in connection therewith could fluctuate based future events, such prices were not fixed amounts. As a result, the Company determined that the conversion features of the Notes issued in connection therewith are not considered indexed to the Company’s stock and characterized the value of the conversion feature of such notes as derivative liabilities upon issuance. The Company has recorded derivative liabilities associated with convertible debt instruments, as more fully discussed at Note 8.

As of March 31, 2023, the Company had the total outstanding balances of convertible notes payable in the amount of $245,480, the debt discount was amortized in full.

On September 15, 2017, the Company issued its creditor a 7.5% promissory note in the principal amount of $67,500 (“Note A”) to settle the account payable as of September 15, 2017 in amount of $67,500. Note A was due on March 14, 2018 and bears the interest at a rate of 7.5% per annum, which shall be increased to 18.5% per annum when in default. According to Note A, both principal and accrued interest should be converted into shares of Common Stock of the Company at 75% discount to the closing bid price on the day immediately prior to the conversion date. On January 26, 2021, the Note A Holder entered into a debt purchase agreement with Note A Holder and transferred the principal of $67,500 and all associated interest in exchange for a total cash payment of $2,500. At March 31, 2023, the debt discount was fully amortized and the Company recorded interest expenses related to Note A in amount of $ 3,079 and the principal of $67,500.

F- 11

On March 27, 2020, the Company issued an unrelated third party (“Consultant”) a 15% promissory note in principal amount of $35,000 with 18% default charge (the “Note B”) for financial services rendered. The Note B is due on March 31, 2021 and bears interest at a rate of 15% per annum. According to the Note B, the Consultant, at his options, is entitled to convert all or any portion of the accrued interest and unpaid principal balance of the Note B into the shares of the common stock of the Company at a conversion price of 50% of the lowest trading price for the last twenty (20) trading days immediately prior to but not including the Conversion Date. Since the conversion price is lower than Company’s stock price, the Company determined that the conversion features contained in the Note B should carry beneficial conversion feature instead of derivative liabilities.

At March 31, 2023, the carrying value of the Note B was $35,000, and the debt discount was amortized in full. The Company recorded interest expense of $1,575 related to the Note B during the three months ended March 31, 2023. The accrued interest was $25,270 as of March 31, 2023.

On February 5, 2021, the Company issued an unrelated third party (the “Note Holder”) a 10% semi-annual promissory note (the “LOC Note”), pursuant to which the Note Holder agreed to invest a total amount of up to $250,000 into the Company for working capital. All outstanding principals shall be due one year from the loan issuance date. This LOC Note bears the interest at a rate of 10% semi-annually, which shall increase to 18% when in default. The LOC Note is convertible at the Note Holder’s option into the shares of the common stock of the Company at a conversion price equal to 50% of the lowest trading prices for the twenty (20) trading days immediately prior to but not including the Conversion Date. The Note Holder should be reimbursed for the conversion cost by adding $1,500 for each note conversion effected by the Note Holder.

On March 2, 2023, a portion of principal and accrued interest in the LOC Note in the amount of $1,500 and $12,928, respectively, plus $1,500 of conversion fee were converted into 5,688,571 shares of common stock of the Company at the conversion price of $0.0028 per share.

On March 23, 2023, a portion of principal and accrued interest in the LOC Note in the amount of $12,020 and $259, respectively, plus $1,500 of conversion fee were converted into 5,990,870 shares of common stock of the Company at the conversion price of $0.0023 per share.

At March 31, 2023, the outstanding balances of this LOC Note was $142,980, and the debt discount was amortized in full. The Company recorded interest expense of $6,829 related to the LOC Note during the three months ended March 31, 2023. The accrued interest was $63,167 as of March 31, 2023.

NOTE 7 – WARRANTS

The table below sets forth the assumptions for Black-Scholes valuation model on May 22, 2018 and July 5, 2018.

Reporting Date	Fair Value	Term (Years)	Exercise Price	Market Price on Grant Date	Volatility Percentage	Risk-free Rate
5/22/2018	$274,000	5	$0.10	$0.548	648%	0.029
7/5/2018	$135,000	5	$0.10	$0.270	683%	0.027

Accordingly, the Company allocated $25,169 from the debt proceeds as debt discount related to the Warrants.

The following tables summarize all warrants outstanding as of December 31, 2020, and the related changes during this period.

F- 12

The warrants granted on May 22, 2018 expire five years from grant date, which was 2.85 years as of December 31, 2020. The intrinsic value of the warrants on the grant date was $14,317.

The warrants granted on July 5, 2018 expire five years from grant date, which was 2.97 years as of December 31, 2020. The intrinsic value of the warrants on the grant date was $10,852.

	Number of Warrants	Weighted Average Exercise Price
Stock Warrants
Balance at January 1, 2018	—	$—
Granted	1,000,000	0.10
Exercised	—	—
Expired	—	—
Balance at December 31., 2020	1,000,000	0.10

Warrants Exercisable at December 31, 2020	1,000,000	$0.10

 NOTE 8 – FAIR VALUE MEASUREMENT

The Company adopted the provisions of Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) on January 1, 2008. ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

Level 1 -	Quoted prices in active markets for identical assets or liabilities.

Level 2 -	Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 -	Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

Upon adoption of ASC 825-10, there was no cumulative effect adjustment to beginning retained earnings and no impact on the financial statements.

The carrying value of the Company’s cash and cash equivalents, accounts payable, short-term borrowings (including convertible notes payable), and other current assets and liabilities approximate fair value because of their short-term maturity.

As of March 31, 2023, the Company did not have any items that would be classified as level 1 or 2 disclosures.

F- 13

The Company recognizes its derivative liabilities as level 3 and values its derivatives using the methods discussed. While the Company believes that its valuation methods are appropriate and consistent with other market participants, it recognizes that the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. The primary assumptions that would significantly affect the fair values using the methods discussed are that of volatility and market price of the underlying common stock of the Company.

As of March 31, 2023, the Company did not have any derivative instruments that were designated as hedges.

The derivative liability as of March 31 31, 2023, in the amount of $743,936 has a level 3 classification.

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities for the three months ended March 31, 2023

Derivative Liability, December 31, 2022	$670,391
Derivatives settled	(57,796)
Mark to market adjustment	131,341
Balance as of March 31, 2023	$743,936

Fluctuations in the Company’s stock price are a primary driver for the changes in the derivative valuations during each reporting period. During the period ended March 31, 2023, the Company’s stock price increased from initial valuation. As the stock price increases for each of the related derivative instruments, the value to the holder of the instrument generally increases. Stock price is one of the significant unobservable inputs used in the fair value measurement of each of the Company’s derivative instruments.

The valuation of the derivative liabilities attached to the convertible debt was arrived at through the use of the Lattice Bi-nominal Option Pricing Model and the following assumptions:

March 31, 2023
Volatility	242.44$%
Risk-free interest rate	4.38% - 5.04%
Expected term (year)	1

 Warrants - The table below sets forth the assumptions for Black-Scholes valuation model on each grant date.

Volatility	648% - 683%
Risk-free interest rate	0.029% - 0.027%
Expected term (year)	5

NOTE 9 – CAPITAL STRUCTURE

The Company filed an Amendment to Articles of Incorporation to increase its authorized Common Stock, $.001 par value, to 1,000,000,000 shares, and authorized Preferred Stock to 20,000,000 shares, $.001 par value. Out of the 20,000,000 shares of Preferred Stock, 5,000,000 shares were further designated as Convertible Preferred Series A Stock, each share of which has a conversion ratio of 1:1,000 and is entitled to one thousand vote on any and all matters considered and voted upon by the Corporation's Common Stock. As of March 31, 2023, the Company had 69,894,645 shares of Common Stock and 60,000 shares of Convertible Preferred Series A Stock issued and outstanding.

On July 30, 2018, the Company’s offering statement on Form 1-A was approved by the Securities and Exchange Commission, pursuant to which 27,200,000 shares of common stock were offered to sell at a price range from $0.10 to $0.20 per share. During the third quarter of 2018, the Company issued 2,770,000 shares under Reg A for cash proceeds of $279,900 at a price range from $0.10 to $0.20 per share.

F- 14

NOTE 10 – STOCK BASED COMPENSATION

The Company recognizes compensation costs to employees under FASB Accounting Standards Codification 718 “Compensation - Stock Compensation (ASC 718)”. Under ASC 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share based compensation arrangements include stock options and warrants. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

In June 2018, the Company adopted ASU No. 2018-07 “Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” These amendments expand the scope of Topic 718, Compensation - Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to non-employees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned.

Accordingly, the Company recognized stock based compensation of $890,439 to the consolidated statements of operations for the three months ended March 31, 2023.

NOTE 11 – NET (LOSS) INCOME PER SHARE

The following table sets forth the computation of basic net (loss) income per share for the three months ended March 31, 2023 and 2022,, respectively:

	Three Months Ended
	March 31, 2023	March 31, 2022
Numerator:
Net(loss)income	$(251,886)	(659,175)
Denominator:
Weighted average shares outstanding-basis and diluted	60,580,710	53,132,660
Net (loss) income per share-basic and diluted Less than $.01	$(0.004)	(0.01)

NOTE 12 – COMMITMENTS AND CONTINGENCIES

The Company has a month-to-month arrangement for the use of space.

For the three months ended March 31, 2023 rent expense was $1,063 and for the three months ended March 31, 2022 rent expense was $4,130.

NOTE 13– SUBSEQUENT EVENTS

In accordance with ASC Topic 855-10 “Subsequent Events”, the Company has evaluated its operations subsequent to March 31, 2023 to the date these consolidated financial statements were issued and determined there were subsequent events or transactions the required recognition or disclosure in these consolidated financial statements.

On April 24, 2023, a portion of principal and accrued interest in the LOC Note in the amount of $3,821 and $179, respectively, plus $1,500 of conversion fee were converted into 6,111,111 shares of common stock of the Company at the conversion price of $0.0009 per share.

F- 15

VICTORY MARINE HOLDINGS CORP.

100,000,000 SHARES OF COMMON STOCK

OFFERING CIRCULAR

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Date of this Offering Circular is June 13, 2023

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PART III - INFORMATION NOT REQUIRED IN THE OFFERING CIRCULAR

Item 17

Number	Description of Exhibit

2.1	Articles of Incorporation and Amendments
2.2	Bylaws
4.1	Form of Subscription Agreement
12.1	Opinion re legality

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized in Miami, Florida, on the 13th day of June, 2023.

VICTORY MARINE HOLDINGS CORP.

By:	/s/ Orlando Hernandez
Orlando Hernandez
Chief Executive Officer and Director

This offering statement has been signed by the following person on 13th day of June, 2023

By:	/s/ Orlando Hernandez
Orlando Hernandez
Chief Executive Officer, Secretary, Treasurer and Director

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